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Exhibit 31.1

                          FORM OF OFFICER'S CERTIFICATE
                             PURSUANT TO SECTION 302

The undersigned CEO, President and Director of Dawn Capital Corp., hereby certifies that:

1.    I have reviewed this annual report on Form 10-KSB;

2. Based on my knowledge, this annua1 report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this annual report;

4. The Company's other certifying officers and I are responsible for establishing and maintaining "disclosure controls and procedures" (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and have:

      a. designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

      b. evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"; and

      c. presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The Company's other certifying officers and I have disclosed based on our most recent evaluation, to the Company's auditors and to the audit committee of the board of directors (or persons fulfilling the equivalent function):

      a. all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

      b. any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.


Dated: March 29, 2004                   By: /s/ Gerry Racicot
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                                            Gerry Racicot, CEO, President and
                                            Director